Exhibit 99.1

FOR IMMEDIATE RELEASE

PHX Minerals Reports Record Royalty Volumes for the Quarter Ended June 30, 2024;

Increases Fixed Quarterly Dividend Payment 33%

FORT WORTH, Texas, Aug. 7, 2024 – PHX MINERALS INC., “PHX” or the “Company” (NYSE: PHX), today reported financial and operating results for the quarter ended June 30, 2024.

Summary of Results for the Quarter Ended June 30, 2024

•
Net income was $1.3 million, or $0.04 per diluted share, compared to net loss of ($0.2) million, or ($0.01) per diluted share, for the quarter ended March 31, 2024.
•
Adjusted EBITDA(1) was $6.4 million, compared to $4.6 million for the quarter ended March 31, 2024.
•
Royalty production volumes increased 46%, to a quarterly record 2,709 Mmcfe, compared to the quarter ended March 31, 2024, as a result of high interest high impact wells coming online in the Haynesville.
•
Total production volumes increased 40% compared to the quarter ended March 31, 2024 to 2,968 Mmcfe, the highest quarterly production for PHX since the quarter ended June 30, 2018.
•
Converted 55 gross (0.40 net) wells to producing status, compared to a conversion of 85 gross (0.32 net) wells to producing status during the quarter ended March 31, 2024.
•
Inventory of 241 gross (0.927 net) wells in progress and permits as of June 30, 2024, compared to 230 gross (1.099 net) wells in progress and permits as of March 31, 2024.
•
Total debt was $28.8 million, down $4.0 million since December 31, 2023, and the debt-to-adjusted EBITDA (TTM) (1) ratio was 1.32x at June 30, 2024.

Subsequent Events

•
PHX announced a 33% increase in its fixed quarterly dividend to $0.04 per share, payable on Sep. 6, 2024, to stockholders of record on Aug. 23, 2024.
(1)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.

Chad L. Stephens, President and CEO, commented, “The operational and financial results for the second quarter again provide compelling evidence about the quality of our asset base. Royalty production reached record levels during the quarter, and we had a strong conversion of high interest high impact wells driving robust quarter-over-quarter production growth. As we have explained in prior quarters, our royalty volumes can be lumpy depending on the timing of these high interest high impact wells. Our wells in progress metric remains strong, including several other high interest high impact wells. This demonstrates the continued operator activity on our minerals, despite the dramatic year over year decrease in the rig count impacted by the current commodity price environment. We do not control pace of development or well completion timing, thus, we expect continued quarterly lumpiness in our volumes.”

“Our strong cash generation enabled us to reduce our debt by another $2 million, lowering our debt-to-adjusted EBITDA ratio from 1.58x to 1.32x further strengthening our balance sheet,” continued Mr. Stephens. “Our financial performance enabled us to again increase our quarterly cash dividend, which has now risen 400% since early 2020. Our financial strength also provides the necessary liquidity to further explore the acquisition of premium mineral assets.”

Financial Highlights

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Royalty Interest Sales	$8,818,964	$6,217,663	$14,995,239	$16,341,404
Working Interest Sales	$1,007,042	$1,013,501	$1,920,975	$2,747,007
Natural Gas, Oil and NGL Sales	$9,826,006	$7,231,164	$16,916,214	$19,088,411

Gains (Losses) on Derivative Contracts	$(418,997)	$183,006	$208,495	$3,985,826
Lease Bonuses and Rental Income	$134,226	$111,991	$285,944	$425,141
Total Revenue	$9,541,235	$7,526,161	$17,410,653	$23,499,378

Lease Operating Expense
per Working Interest Mcfe	$1.14	$1.16	$1.21	$1.34
Transportation, Gathering and
Marketing per Mcfe	$0.52	$0.39	$0.47	$0.43
Production and Ad Valorem Tax
per Mcfe	$0.20	$0.19	$0.19	$0.21
G&A Expense per Mcfe	$0.92	$1.38	$1.20	$1.29
Cash G&A Expense per Mcfe (1)	$0.69	$1.07	$0.92	$1.01
Interest Expense per Mcfe	$0.22	$0.23	$0.27	$0.23
DD&A per Mcfe	$0.76	$0.96	$0.91	$0.86
Total Expense per Mcfe	$2.72	$3.30	$3.16	$3.21

Net Income (Loss)	$1,295,771	$(41,291)	$1,112,156	$9,511,953
Adjusted EBITDA (2)	$6,426,167	$4,086,707	$11,033,201	$11,826,947

Cash Flow from Operations (3)	$4,176,704	$4,915,788	$9,423,355	$13,849,265
CapEx (4)	$28,286	$84,593	$35,726	$275,419
CapEx - Mineral Acquisitions	$871,930	$1,677,388	$2,278,178	$11,914,003

Borrowing Base			$50,000,000	$45,000,000
Debt			$28,750,000	$23,750,000
Debt-to-Adjusted EBITDA (TTM) (2)			1.32	0.93

(1)
Cash G&A expense is G&A excluding restricted stock and deferred director’s expense from the adjusted EBITDA table in the non-GAAP Reconciliation section.
(2)
This is a non-GAAP measure. Refer to the Non-GAAP Reconciliation section.
(3)
GAAP cash flow from operations.
(4)
Includes legacy working interest expenditures and fixtures and equipment.

Operating Highlights

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Gas Mcf Sold	2,464,846	1,854,485	4,164,955	3,813,496
Average Sales Price per Mcf before the
effects of settled derivative contracts	$2.05	$1.92	$2.07	$2.75
Average Sales Price per Mcf after the
effects of settled derivative contracts	$2.57	$2.49	$2.78	$3.18
% of sales subject to hedges	38%	45%	48%	47%
Oil Barrels Sold	51,828	41,009	89,088	95,116
Average Sales Price per Bbl before the
effects of settled derivative contracts	$77.38	$73.87	$76.81	$75.09
Average Sales Price per Bbl after the
effects of settled derivative contracts	$75.38	$73.80	$75.72	$71.58
% of sales subject to hedges	25%	53%	30%	49%
NGL Barrels Sold	31,994	33,929	64,179	67,033
Average Sales Price per Bbl(1)	$23.75	$18.93	$22.63	$22.02

Mcfe Sold	2,967,779	2,304,113	5,084,557	4,786,390
Natural gas, oil and NGL sales before the
effects of settled derivative contracts	$9,826,006	$7,231,164	$16,916,214	$19,088,411
Natural gas, oil and NGL sales after the
effects of settled derivative contracts	$11,010,613	$8,280,104	$19,770,130	$20,394,028

(1) There were no NGL settled derivative contracts during the 2024 and 2023 periods.

Total Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2024	2,464,846	51,828	31,994	2,967,779
3/31/2024	1,700,108	37,260	32,184	2,116,776
12/31/2023	1,775,577	39,768	38,422	2,244,717
9/30/2023	1,868,012	48,032	32,029	2,348,378

The percentage of total production volumes attributable to natural gas was 83% for the quarter ended June 30, 2024.

Royalty Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2024	2,304,176	47,024	20,461	2,709,090
3/31/2024	1,533,580	33,083	20,844	1,857,147
12/31/2023	1,590,301	35,547	23,769	1,946,196
9/30/2023	1,689,396	43,575	20,416	2,073,342

The percentage of royalty production volumes attributable to natural gas was 85% for the quarter ended June 30, 2024.

Working Interest Production for the last four quarters was as follows:

Quarter ended	Mcf Sold	Oil Bbls Sold	NGL Bbls Sold	Mcfe Sold
6/30/2024	160,670	4,804	11,533	258,689
3/31/2024	166,528	4,177	11,340	259,629
12/31/2023	185,276	4,221	14,653	298,521
9/30/2023	178,616	4,457	11,613	275,036

Outlook

PHX is providing an updated operational outlook for 2024 as follows:

	2023 Actual	YTD 2024 Actual	2024 Outlook
Mineral & Royalty Production (Mmcfe)	8,123	4,566	8,700 - 9,100
Working Interest Production (Mmcfe)	1,256	518	1,000 - 1,200
Total Production (Mmcfe)	9,379	5,084	9,700 - 10,300
Percentage Natural Gas	80%	82%	79% - 82%

Transportation, Gathering &
Marketing (per Mcfe)	$0.39	$0.47	$0.40 - $0.50
Production Tax (as % of pre-hedge
sales volumes)	5.20%	5.90%	5.25% - 6.25%
LOE Expenses (on an absolute basis in 000’s)	$1,599	$627	$1,100 - $1,300
Cash G&A (on an absolute basis in 000’s)	$9,500	$4,683	$9,500 - $9,900

Quarter Ended June 30, 2024 Results

The Company recorded net income of $1.3 million, or $0.04 per diluted share, for the quarter ended June 30, 2024, as compared to net loss of ($0.04) million, or $0.00 per diluted share, for the quarter ended June 30, 2023. The change in net income was principally the result of increased natural gas, oil and NGL sales, decreased general and administrative expenses, and increased gains on asset sales, partially offset by increased losses associated with our derivative contracts and increased income tax provision.

Natural gas, oil and NGL revenue increased $2.6 million, or 36%, for the quarter ended June 30, 2024, compared to the quarter ended June 30, 2023, due to increases in natural gas and oil volumes of 33% and 26%, respectively, and increases in natural gas, oil, and NGL prices of 7%, 5%, and 25%, respectively, partially offset by a decrease in NGL volumes of 6%.

The increase in royalty production volumes during the quarter ended June 30, 2024, as compared to the quarter ended June 30, 2023, resulted primarily from new wells being brought online in the Haynesville Shale. The production decrease in working interest volumes during the quarter ended June 30, 2024, as compared to the quarter ended June 30, 2023, resulted from natural production decline.

The Company had a net loss on derivative contracts of ($0.4) million for the quarter ended June 30, 2024, comprised of a $1.2 million gain on settled derivatives and a ($1.6) million non-cash loss on derivatives, as compared to a net gain of $0.2 million for the quarter ended June 30, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in June 30, 2024 pricing relative to the strike price on open derivative contracts.

Six Months Ended June 30, 2024 Results

The Company recorded net income of $1.1 million, or $0.03 per share, for the six months ended June 30, 2024, as compared to a net income of $9.5 million, or $0.26 per share, for the six months ended June 30, 2023. The change in net income was principally the result of a decrease in natural gas, oil and NGL sales, a decrease in gains associated with our hedge contracts, and a decrease in gains on asset sales, partially offset by a decrease in income tax provision.

Natural gas, oil and NGL revenue decreased $2.2 million, or 11%, for the six months ended June 30, 2024, compared to the six months ended June 30, 2023, due to decreases in oil and NGL volumes of 6% and 4%, respectively, and a decrease in gas prices of 25%, partially offset by an increase in gas volumes of 9% and increases in oil and NGL prices of 2% and 3%, respectively.

The production increase in royalty volumes during the six months ended June 30, 2024, as compared to the six months ended June 30, 2023, resulted primarily from new wells in the Haynesville Shale coming online. The production decrease in working interest volumes during the six months ended June 30, 2024, as compared to the six months ended June 30, 2023, resulted from natural production decline and divestitures of working interest properties.

The Company had a net gain on derivative contracts of $0.2 million for the six months ended June 30, 2024, compromised of a $2.9 million gain on settled derivatives and a $2.6 million non-cash loss on derivatives, as compared to a net gain of $4.0 million for the six months ended June 30, 2023. The change in net gain on derivative contracts was due to the Company’s settlements of natural gas and oil collars and fixed price swaps and the change in valuation caused by the difference in June 30, 2024 pricing relative to the strike price on open derivative contracts.

Operations Update

During the quarter ended June 30, 2024, the Company converted 55 gross (0.40 net) wells to producing status, including 28 gross (0.30 net) wells in the Haynesville and 14 gross (0.07 net) wells in the SCOOP, compared to 81 gross (0.30 net) wells converted in the quarter ended June 30, 2023.

At June 30, 2024, the Company had a total of 241 gross (0.927 net) wells in progress and permits across its mineral positions, compared to 230 gross (1.099 net) wells in progress and permits at March 31, 2024. As of July 8, 2024, 15 rigs were operating on the Company’s acreage and 60 rigs were operating within 2.5 miles of its acreage.

			Bakken/
			Three	Arkoma
	SCOOP	STACK	Forks	Stack	Haynesville	Other	Total
As of June 30, 2024:
Gross Wells in Progress on PHX Acreage (1)	74	7	2	3	58	3	147
Net Wells in Progress on PHX Acreage (1)	0.252	0.009	0.001	0.015	0.296	0.016	0.589
Gross Active Permits on PHX Acreage	35	6	3	7	35	8	94
Net Active Permits on PHX Acreage	0.151	0.007	0.003	0.030	0.112	0.035	0.338

As of July 8, 2024:
Rigs Present on PHX Acreage	7	3	-	1	4	-	15
Rigs Within 2.5 Miles of PHX Acreage	10	11	6	1	23	9	60

(1) Wells in progress includes drilling wells and drilled but uncompleted wells, or DUCs.

Leasing Activity

During the quarter ended June 30, 2024, the Company leased 313 net mineral acres to third-party exploration and production companies for an average bonus payment of $550 per net mineral acre and an average royalty of 24%.

Acquisition and Divestiture Update

During the quarter ended June 30, 2024, the Company purchased 96 net royalty acres for approximately $0.9 million and sold 1,005 acres, which were outside the Company's core focus areas and predominately undeveloped and unleased, for approximately $0.5 million.

	Acquisitions
	SCOOP	Haynesville	Other	Total
During Three Months Ended June 30, 2024:
Net Mineral Acres Purchased	35	21	-	56
Net Royalty Acres Purchased	58	38	-	96

Quarterly Conference Call

PHX will host a conference call to discuss the Company’s results for the quarter ended June 30, 2024, at 11 a.m. EDT on Aug. 8, 2024. Management’s discussion will be followed by a question-and-answer session with investors.

To participate on the conference call, please dial 877-407-3088 (toll-free domestic) or 201-389-0927. A replay of the call will be available for 14 days after the call. The number to access the replay of the conference call is 877-660-6853 and the PIN for the replay is 13748051.

A live audio webcast of the conference call will be accessible from the “Investors” section of PHX’s website at https://phxmin.com/events. The webcast will be archived for at least 90 days.

FINANCIAL RESULTS

Statements of Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Natural gas, oil and NGL sales	$9,826,006	$7,231,164	$16,916,214	$19,088,411
Lease bonuses and rental income	134,226	111,991	285,944	425,141
Gains (losses) on derivative contracts	(418,997)	183,006	208,495	3,985,826
	9,541,235	7,526,161	17,410,653	23,499,378
Costs and expenses:
Lease operating expenses	294,354	341,463	626,763	916,405
Transportation, gathering and marketing	1,540,396	906,373	2,383,900	2,035,129
Production and ad valorem taxes	597,995	434,580	990,322	986,838
Depreciation, depletion and amortization	2,268,284	2,210,332	4,624,610	4,100,322
Provision for impairment	-	-	-	2,073
Interest expense	651,982	524,294	1,366,868	1,081,767
General and administrative	2,734,628	3,177,103	6,081,665	6,159,012
Losses (gains) on asset sales and other	(197,326)	139,307	(173,114)	(4,195,121)
Total costs and expenses	7,890,313	7,733,452	15,901,014	11,086,425
Income (loss) before provision for income taxes	1,650,922	(207,291)	1,509,639	12,412,953

Provision for income taxes	355,151	(166,000)	397,483	2,901,000

Net income (loss)	$1,295,771	$(41,291)	$1,112,156	$9,511,953

Basic and diluted earnings per common share	$0.04	$(0.00)	$0.03	$0.26

Weighted average shares outstanding:
Basic	36,308,224	35,965,281	36,301,540	35,950,615
Diluted	36,379,653	35,965,281	36,301,540	36,034,438

Dividends per share of
common stock paid in period	$0.0300	$0.0225	$0.0600	$0.0450

Balance Sheets

	June 30, 2024	Dec. 31, 2023
Assets
Current assets:
Cash and cash equivalents	$2,271,544	$806,254
Natural gas, oil, and NGL sales receivables (net of $0	5,071,590	4,900,126
allowance for uncollectable accounts)
Refundable income taxes	372,963	455,931
Derivative contracts, net	877,538	3,120,607
Other	703,210	878,659
Total current assets	9,296,845	10,161,577

Properties and equipment at cost, based on
successful efforts accounting:
Producing natural gas and oil properties	216,696,381	209,082,847
Non-producing natural gas and oil properties	52,997,639	58,820,445
Other	1,361,064	1,360,614
	271,055,084	269,263,906
Less accumulated depreciation, depletion and amortization	(118,186,569)	(114,139,423)
Net properties and equipment	152,868,515	155,124,483

Derivative contracts, net	-	162,980
Operating lease right-of-use assets	502,194	572,610
Other, net	640,573	486,630
Total assets	$163,308,127	$166,508,280

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$636,327	$562,607
Current portion of operating lease liability	239,571	233,390
Accrued liabilities and other	1,457,285	1,215,275
Total current liabilities	2,333,183	2,011,272

Long-term debt	28,750,000	32,750,000
Deferred income taxes, net	6,829,023	6,757,637
Asset retirement obligations	1,083,947	1,062,139
Derivative contracts, net	239,372	-
Operating lease liability, net of current portion	574,598	695,818
Total liabilities	39,810,123	43,276,866

Stockholders' equity:
Common Stock, $0.01666 par value; 75,000,000 shares authorized and
36,121,723 issued at June 30, 2024; 54,000,500 shares authorized
and 36,121,723 issued at Dec. 31, 2023	601,788	601,788
Capital in excess of par value	43,054,447	41,676,417
Deferred directors' compensation	1,471,052	1,487,590
Retained earnings	78,891,082	80,022,839
	124,018,369	123,788,634
Less treasury stock, at cost; 122,785 shares at June 30,
2024, and 131,477 shares at Dec. 31, 2023	(520,365)	(557,220)
Total stockholders' equity	123,498,004	123,231,414
Total liabilities and stockholders' equity	$163,308,127	$166,508,280

Condensed Statements of Cash Flows

	Six Months Ended	Six Months Ended
	June 30, 2024	June 30, 2023
Operating Activities
Net income (loss)	$1,112,156	$9,511,953
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	4,624,610	4,100,322
Impairment of producing properties	-	2,073
Provision for deferred income taxes	71,386	2,679,000
Gain from leasing fee mineral acreage	(285,944)	(425,141)
Proceeds from leasing fee mineral acreage	292,350	488,173
Net (gain) loss on sales of assets	(511,684)	(4,428,212)
Directors' deferred compensation expense	90,661	109,383
Total (gain) loss on derivative contracts	(208,495)	(3,985,826)
Cash receipts (payments) on settled derivative contracts	2,853,916	1,865,779
Restricted stock award expense	1,307,686	1,228,871
Other	55,059	70,526
Cash provided (used) by changes in assets and liabilities:
Natural gas, oil and NGL sales receivables	(171,464)	3,944,092
Income taxes receivable	82,968	(675,268)
Other current assets	131,854	405,055
Accounts payable	73,810	(228,305)
Other non-current assets	(138,508)	95,283
Income taxes payable	-	(576,427)
Accrued liabilities	42,994	(332,066)
Total adjustments	8,311,199	4,337,312
Net cash provided by operating activities	9,423,355	13,849,265

Investing Activities
Capital expenditures	(35,726)	(275,419)
Acquisition of minerals and overriding royalty interests	(2,278,178)	(11,914,003)
Net proceeds from sales of assets	515,775	9,223,405
Net cash provided by (used in) investing activities	(1,798,129)	(2,966,017)

Financing Activities
Borrowings under credit facility	1,000,000	6,000,000
Payments of loan principal	(5,000,000)	(15,550,000)
Payments on off-market derivative contracts	-	(560,162)
Purchases of treasury stock	-	(669)
Payments of dividends	(2,159,936)	(1,620,442)
Net cash provided by (used in) financing activities	(6,159,936)	(11,731,273)

Increase (decrease) in cash and cash equivalents	1,465,290	(848,025)
Cash and cash equivalents at beginning of period	806,254	2,115,652
Cash and cash equivalents at end of period	$2,271,544	$1,267,627

Supplemental Disclosures of Cash Flow Information:

Interest paid (net of capitalized interest)	$1,409,711	$1,155,637
Income taxes paid (net of refunds received)	$243,130	$1,473,696

Supplemental Schedule of Noncash Investing and Financing Activities:

Dividends declared and unpaid	$83,977	$72,460

Gross additions to properties and equipment	$2,357,409	$12,952,046
Net increase (decrease) in accounts receivable for properties
and equipment additions	(43,505)	(762,624)
Capital expenditures and acquisitions	$2,313,904	$12,189,422

Derivative Contracts as of June 30, 2024

	Production volume
Contract period	covered per month	Index	Contract price
Natural gas costless collars
July - September 2024	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.60 ceiling
October 2024 - June 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $5.00 ceiling
November 2024 - March 2025	90,000 Mmbtu	NYMEX Henry Hub	$3.25 floor / $5.25 ceiling
November - December 2024	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January - March 2025	30,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
January 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
February 2025	25,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
March 2025	35,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.40 ceiling
April 2025 - September 2025	55,000 Mmbtu	NYMEX Henry Hub	$3.00 floor / $3.75 ceiling
November 2025 - March 2026	100,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.85 ceiling
November 2025 - March 2026	75,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $4.72 ceiling
November 2025 - March 2026	15,000 Mmbtu	NYMEX Henry Hub	$3.50 floor / $5.15 ceiling
Natural gas fixed price swaps
July - October 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.17
July 2024	127,500 Mmbtu	NYMEX Henry Hub	$3.24
July - October 2024	75,000 Mmbtu	NYMEX Henry Hub	$3.47
July - October 2024	25,000 Mmbtu	NYMEX Henry Hub	$3.47
August - September 2024	120,000 Mmbtu	NYMEX Henry Hub	$3.24
October 2024	105,000 Mmbtu	NYMEX Henry Hub	$3.24
November - December 2024	70,000 Mmbtu	NYMEX Henry Hub	$4.16
December 2024	50,000 Mmbtu	NYMEX Henry Hub	$3.39
January - March 2025	60,000 Mmbtu	NYMEX Henry Hub	$4.16
January - March 2025	50,000 Mmbtu	NYMEX Henry Hub	$3.51
April - October 2025	100,000 Mmbtu	NYMEX Henry Hub	$3.28
Oil costless collars
June 2024	1,650 Bbls	NYMEX WTI	$63.00 floor / $76.00 ceiling
June 2024	500 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
June - September 2024	500 Bbls	NYMEX WTI	$70.00 floor / $78.10 ceiling
July - October 2024	1,650 Bbls	NYMEX WTI	$65.00 floor / $76.50 ceiling
October - December 2024	500 Bbls	NYMEX WTI	$67.00 floor / $77.00 ceiling
Oil fixed price swaps
June - October 2024	1,000 Bbls	NYMEX WTI	$66.10
June 2024	1,300 Bbls	NYMEX WTI	$70.59
July - October 2024	1,500 Bbls	NYMEX WTI	$69.50
September 2024	500 Bbls	NYMEX WTI	$76.46
October 2024	500 Bbls	NYMEX WTI	$76.12
November 2024	500 Bbls	NYMEX WTI	$75.49
November - December 2024	2,000 Bbls	NYMEX WTI	$69.50
November 2024 - March 2025	1,600 Bbls	NYMEX WTI	$64.80
December 2024	500 Bbls	NYMEX WTI	$74.94
January 2025	500 Bbls	NYMEX WTI	$74.48
January - March 2025	500 Bbls	NYMEX WTI	$69.50
January - June 2025	2,000 Bbls	NYMEX WTI	$70.90
February 2025	500 Bbls	NYMEX WTI	$74.10
March 2025	500 Bbls	NYMEX WTI	$73.71
April 2025	500 Bbls	NYMEX WTI	$73.30
April - June 2025	750 Bbls	NYMEX WTI	$69.50
April - June 2025	1,000 Bbls	NYMEX WTI	$68.00
May 2025	500 Bbls	NYMEX WTI	$72.92
June 2025	500 Bbls	NYMEX WTI	$72.58
July 2025	500 Bbls	NYMEX WTI	$72.24
July - September 2025	500 Bbls	NYMEX WTI	$69.50
July - December 2025	1,500 Bbls	NYMEX WTI	$68.90

August 2025	500 Bbls	NYMEX WTI	$71.88
September 2025	500 Bbls	NYMEX WTI	$71.60
October 2025	750 Bbls	NYMEX WTI	$71.12
November 2025	750 Bbls	NYMEX WTI	$70.99
December 2025	750 Bbls	NYMEX WTI	$70.66
January 2026	1,500 Bbls	NYMEX WTI	$70.53
February 2026	1,500 Bbls	NYMEX WTI	$71.28
March 2026	1,500 Bbls	NYMEX WTI	$70.42

Non-GAAP Reconciliation

This press release includes certain “non-GAAP financial measures” as defined under the rules and regulations of the U.S. Securities and Exchange Commission, or the SEC, including Regulation G. These non-GAAP financial measures are calculated using GAAP amounts in the Company’s financial statements. These measures, detailed below, are provided in addition to, not as an alternative for, and should be read in conjunction with, the information contained in the Company’s financial statements prepared in accordance with GAAP (including the notes thereto), included in the Company’s SEC filings and posted on its website.

Adjusted EBITDA Reconciliation

The Company defines “adjusted EBITDA” as earnings before interest, taxes, depreciation and amortization, or EBITDA, excluding non-cash gains (losses) on derivatives and gains (losses) on asset sales and including cash receipts from (payments on) off-market derivatives and restricted stock and deferred directors’ expense. The Company has included a presentation of adjusted EBITDA because it recognizes that certain investors consider this amount to be a useful means of measuring the Company’s ability to meet its debt service obligations and evaluating its financial performance. Adjusted EBITDA has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of adjusted EBITDA may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA for the quarters indicated:

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended	Three Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023	Mar. 31, 2024
Net Income	$1,295,771	$(41,291)	$1,112,156	$9,511,953	$(183,615)
Plus:
Income tax expense	355,151	(166,000)	397,483	2,901,000	42,332
Interest expense	651,982	524,294	1,366,868	1,081,767	714,886
DD&A	2,268,284	2,210,332	4,624,610	4,100,322	2,356,326
Impairment expense	-	-	-	2,073	-
Less:
Non-cash gains (losses)
on derivatives	(1,603,604)	(865,935)	(2,645,421)	2,306,464	(1,041,817)
Gains (losses) on asset sales	445,184	10,230	511,684	4,428,213	66,500
Plus:
Cash payments on off-market derivative
contracts	-	-	-	(373,745)	-
Restricted stock and deferred
director's expense	696,559	703,667	1,398,347	1,338,254	701,788
Adjusted EBITDA	$6,426,167	$4,086,707	$11,033,201	$11,826,947	$4,607,034

Debt-to-Adjusted EBITDA (TTM) Reconciliation

“Debt-to-adjusted EBITDA (TTM)” is defined as the ratio of long-term debt to adjusted EBITDA on a trailing 12-month (TTM) basis. The Company has included a presentation of debt-to-adjusted EBITDA (TTM) because it recognizes that certain investors consider such ratios to be a useful means of measuring the Company’s ability to meet its debt service obligations and for evaluating its financial performance. The debt-to-adjusted EBITDA (TTM) ratio has limitations and should not be considered in isolation or as a substitute for net income, operating income, cash flow from operations or other consolidated income or cash flow data prepared in accordance with GAAP. Because not all companies use identical calculations, this presentation of debt-to-adjusted EBITDA (TTM) may not be comparable to a similarly titled measure of other companies. The following table provides a reconciliation of net income (loss) to adjusted EBITDA on a TTM basis and of the resulting debt-to-adjusted EBITDA (TTM) ratio:

	TTM Ended	TTM Ended
	June 30, 2024	June 30, 2023
Net Income	$5,521,003	$22,016,554
Plus:
Income tax expense	2,231,943	6,313,000
Interest expense	2,647,494	2,191,181
DD&A	9,090,473	7,452,846
Impairment expense	36,460	6,105,472
Less:
Non-cash gains (losses)
on derivatives	(649,354)	10,211,207
Gains (losses) on asset sales	812,230	8,921,031
Plus:
Cash payments on off-market derivative
contracts	-	(2,334,403)
Restricted stock and deferred
director's expense	2,494,021	2,944,517
Adjusted EBITDA	$21,858,518	$25,556,929

Debt	$28,750,000	$23,750,000
Debt-to-Adjusted EBITDA (TTM)	1.32	0.93

PHX Minerals Inc. Fort Worth-based, PHX Minerals Inc. is a natural gas and oil mineral company with a strategy to proactively grow its mineral position in its core focus areas. PHX owns mineral acreage principally located in Oklahoma, Texas, Louisiana, North Dakota and Arkansas. Additional information about the Company can be found at www.phxmin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipates,” “plans,” “estimates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect PHX’s current views about future events. Forward-looking statements may include, but are not limited to, statements relating to: the Company’s operational outlook; the Company’s ability to execute its business strategies; the volatility of realized natural gas and oil prices; the level of production on the Company’s properties; estimates of quantities of natural gas, oil and NGL reserves and their values; general economic or industry conditions; legislation or regulatory requirements; conditions of the securities markets; the Company’s ability to raise capital; changes in accounting principles, policies or guidelines; financial or political instability; acts of war or terrorism; title defects in the properties in which the Company invests; and other economic, competitive, governmental, regulatory or technical factors affecting properties, operations or prices. Although the Company believes expectations reflected in these and other forward-looking statements are reasonable, the Company can give no assurance such expectations will prove to be correct. Such forward-looking statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These forward-looking statements involve certain risks and uncertainties that could cause results to differ materially from those expected by the Company’s management. Information concerning these risks and other factors can be found in the Company’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, available on the Company’s website or the SEC’s website at www.sec.gov.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:

Rob Fink / Stephen Lee

FNK IR

646.809.4048

PHX@fnkir.com

Corporate Contact:

405.948.1560

inquiry@phxmin.com